Account
       -----------------------------------------------------         Certificate
Discount/Account No.                                                    Number
                    ----------------------------------------
Number of Shares
                --------------------------------------------
Date
    --------------------------------------------------------


COMMON STOCK
PAR VALUE $0.001

NUMBER                               [LOGO]                            SHARES

                             FBL SERIES FUND, INC.

INCORPORATED UNDER THE LAWS OF MARYLAND

                                                             SEE REVERSE
                                                       FOR CERTAIN DEFINITIONS
-----------------------------------
PORTFOLIO

 302403
-----------------------------------
PORTFOLIO CUSIP


THIS CERTIFIES OWNERSHIP BY    S P E C I M A N

                                                                CUSIP  3024031

OF THE INDICATED NUMBER OF FULLY PAID AND NON-ASSESSABLE SHARES OF PAR VALUE OF ONE TENTH OF ONE CENT ($0.001) EACH, OF THE COMMON STOCK OF FBL SERIES FUND, INC., TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO THE PROVISIONS OF
THE ARTICLES OF INCORPORATION AND THE BY-LAWS OF THE CORPORATION AND OF ALL AMENDMENTS FROM TIME TO TIME MADE THERETO, COPIES OF WHICH ARE ON FILE WITH THE TRANSFER AGENT.

THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: _______________________________

COUNTERSIGNED:
FBL INVESTMENT ADVISORY SERVICES, INC.          BY
     (WEST DES MOINES, IOWA)                       ----------------------------
                        TRANSFER AGENT               PRESIDENT/VICE PRESIDENT


                                         [SEAL]

BY                                              BY
--------------------------------------             ----------------------------
                  AUTHORIZED SIGNATURE             SECRETARY/ASSISTANT SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full accord to applicable laws or regulations:

     TEN COM--as tenants in common      UNIF GIFT MIN ACT--______Custodian_____
                                                           (Cust)        (Minor)
     JT TEN --as joint tenants with right of      under Uniform Gifts to Minors
            survivorship and not as tenants       Act _________
            in common                                   (State)

     Additional abbreviations may also be used though not in the above list.

REDEMPTION RIGHTS

The redemption provisions pertaining to the common stock of the corporation, as set forth in Article VIII of the articles of incorporation of the corporation are as follows:

                                   ARTICLE VIII

     (a) Any shareholder of record in the corporation desiring to dispose of his shares may deposit his certificate or certificates for such shares with the corporation or its agent, duly endorsed or accompanied by a proper instrument, of transfer, with a request that the corporation redeem the shares represented thereby. Upon any such deposit being made, the corporation shall be required to redeem said shares upon the terms set forth in the Corporation's effective registration statement on file with the Securities and Exchange Commission. Payment for such shares shall be made by the corporation within seven days after the date upon which the shares are deposited. Whenever the board of directors, by declaration or resolution, has suspended the determination of net asset value pursuant to the provisions of these articles of incorporation, the right of any shareholder to require the corporation to redeem his shares shall be likewise suspended. At any time such suspension is in effect any shareholder may withdraw his certificate or certificates from deposit or may leave the same on deposit, in which case the redemption price shall be the net asset value next determined after the suspension is terminated.
     (b) The corporation may by agreement with any shareholder purchase shares of the corporation at a price not exceeding the net asset value in effect at the time when such purchase or contract to purchase is made or the net asset value next to be determined.
     (c) Any redemptions or purchases of shares by the Corporation of any class of the Corporation's stock shall be made solely from assets belonging to such class. Any shares of any class of the Corporation's stock purchased or obtained by the Corporation by purchase or redemption shall be deemed retired and shall thereafter have the status of authorized but unissued shares of such class. At any time when a shareholder's ownership of shares of any class has a value of less than $250, the Corporation may redeem the shares of such class owned by such a shareholder at a current price determined in accordance with the Corporation's current prospectus.
     (d) Any redemptions or purchases of shares by the Corporation of any class of the Corporation's stock shall be in cash, except that upon determination of the board of directors redemptions may be made in kind as provided in the Corporation's current prospectus.

                         REDEMPTION OR ASSIGNMENT FORM

               THE UNDERSIGNED TENDERS THIS CERTIFICATE TO THE CORPORATION *A. For the redemption, in accordance with the corporation's charter, of __________ shares of the corporation's capital stock represented by this certificate.
*B. And, for value received hereby sells, assigns and transfers unto

_______________________________    Insert social security or other identifying
 [Full Name(s) of Assignee(s)]     number of person to whom the certificate is
                                   being assigned.
_______________________________
          (Address)                      /__________/_______/__________/

_______________________________
(City)      (State)      (Zip)

__________________ shares of the stock represented by this certificate and hereby irrevocably constitutes and appoints _______________ attorney to transfer the same on the books of the corporation, with full power of substitution in the premises.
                                   SIGNATURE(S)
*If redemption, fill in paragraph   ____________________________________________
 A and cross out paragraph B.
 If assignment, fill in paragraph   ____________________________________________
 B and cross out paragraph A.
 If some shares are to be redeemed  ____________________________________________
 and others assigned, fill in both                 (Street)
 paragraphs.                        ____________________________________________
                                      (City)       (State)                (Zip)
CHECK ONE IF APPLICABLE
/ / A new certificate is to be      NOTICE:   The signature(s) to this form must
    issued to the undersigned         correspond with the name(s) as written
    for any balance of shares         upon the face of the certificate in every
    represented by the                particular, without alteration or enlarge-
    certificate and not being         ment, or any change whatever.
    tendered for redemption
    or assignment.
                                               Signature(s) Guaranteed By:
/ / Place the balance of
    shares in uncertificated          _______________________________________
    status on my account.                          (Bank or Firm)

                                      By ____________________________________
                                      Signature(s) must be guaranteed by a
                                      commercial bank, trust company, or member firm of a major stock exchange (New York, American, Midwest or Pacific Coast).